       As filed with the Securities and Exchange Commission on November 26, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 MODTECH, INC.
             (Exact name of registrant as specified in its charter)


         CALIFORNIA                                  33-00444888
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


                              2830 BARRETT AVENUE
                            PERRIS, CALIFORNIA 92370
               (Address of Principal Executive Office)(Zip Code)


                             1996 STOCK OPTION PLAN
                           (Full title of the plans)

                                 EVAN M. GRUBER
                              2830 BARRETT AVENUE
                            PERRIS, CALIFORNIA 92370
                    (Name and address of agent for service)

                                 (909) 943-4014
         (Telephone number, including area code, of agent for service)

                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                   Proposed         Proposed
Title of                  Amount                   maximum          maximum                   Amount of
securities to             to be                    offering price   aggregate                 registration
be registered             registered               per share (1)    offering price (1)        fee
----------------------------------------------------------------------------------------------------------
Common Stock,             500,000                  $4.50            $2,250,000                $775.86
$.001 par value
==========================================================================================================


(1) Pursuant to Rule 457(a), estimated solely for the purpose of calculating the registration fee.


================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by Modtech, Inc. (the "Company") with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996;

         3 The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation and Bylaws permit the Company to indemnify its officers and directors to the fullest extent permitted by California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of the law, for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          5.1    Opinion of Phillips & Haddan
         10.1    Modtech, Inc. 1996 Stock Option Plan
         23.1    Consent of KPMG Peat Marwick L.L.P.
         24.2    Consent of Phillips & Haddan (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 26, 1996.

                                         MODTECH, INC.

                                By:      s/Evan M. Gruber
                                         ---------------------------------------
                                         Evan M. Gruber, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated

Signatures                                             Title                               Date
----------                                             -----                               ----
s/Evan M. Gruber                           Director, Chief Executive                 November 26, 1996
--------------------------                 Officer
Evan M. Gruber


s/Gerald B. Bashaw                         Director, Chairman of the Board,          November 26, 1996
--------------------------                 Secretary
Gerald B. Bashaw


s/James D. Goldenetz                       Director                                  November 26, 1996
--------------------------
James D. Goldenetz


s/James M. Phillips, Jr.                   Director                                  November 26, 1996
--------------------------
James M. Phillips, Jr.


s/Robert W. Campbell                       Director                                  November 26, 1996
--------------------------
Robert W. Campbell


s/Myron A. Wick III                        Director                                  November 26, 1996
--------------------------
Myron A. Wick III


s/Charles C. McGettigan                    Director                                  November 26, 1996
--------------------------
Charles C. McGettigan


s/Michael G. Rhodes                        Chief Financial Officer                   November 26, 1996
--------------------------
Michael G. Rhodes